EXHIBIT 99.2

For Immediate Release

Contact:
(Company)                                       (Corporate Communications)
Barbara Duncan                                  Kathleen Eppolito
Chief Financial Officer                         Scientia Communications, Inc.
DOV Pharmaceutical, Inc.                        (718) 281-1809
(201) 968-0980

                          DOV Initiates Phase III Trial
         for Its Novel Analgesic Bicifadine in Chronic Lower Back Pain

Hackensack, NJ, September 28, 2004. DOV Pharmaceutical, Inc. (Nasdaq: DOVP) announced today that it has initiated a pivotal, Phase III, U.S. clinical trial of bicifadine, its novel analgesic, in approximately 600 patients with moderate to severe chronic lower back pain.

The clinical trial is a randomized, double-blind, placebo-controlled, outpatient, multi-center study assessing the efficacy and tolerability of three dose levels of bicifadine over a three-month period. Patients who complete the study will be eligible for up to one year of additional treatment in a follow-up study. There are three, co-primary efficacy endpoints in the trial based upon change in scores from pretreatment baseline to end of treatment. These include changes in pain severity ratings by the patient, measures of functional disability and patients' global impression of change. Secondary endpoints include changes in these measures at several time points prior to end of treatment, incidence of discontinuation due to lack of efficacy, use of rescue medication and other analgesia-related rating scales. In March 2004, DOV and the FDA reached agreement on a plan for the balance of the Phase III bicifadine program necessary to submit an NDA for both acute pain and chronic lower back pain. This clinical trial is being initiated in accordance with the FDA's special protocol assessment guidelines and is expected to serve as one of two pivotal studies required to support an NDA filing for the management of chronic lower back pain. In a related announcement on September 24, 2004, DOV reported the initiation of a Phase III acute pain trial in patients following bunionectomy surgery.

Dr. Warren Stern, DOV's Senior Vice President of Drug Development, stated, "We are excited about the start of this study since it is the first trial of bicifadine in a chronic pain condition. The number of patients to be enrolled and the study design should permit it to serve as a pivotal trial in support of an indication for the management of chronic lower back pain. At least one additional, well-controlled Phase III efficacy study in chronic lower back pain, as well as long-term safety trials, will be required to support the filing of an NDA for the management of chronic lower back pain."

About Bicifadine

Bicifadine is a chemically distinct molecule with a unique profile of pharmacological activity. It is not a narcotic and, in preclinical studies, has been shown not to act at any opiate receptor. In animal models, bicifadine does not demonstrate abuse, addiction or dependence potential.

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Drugs for the treatment of pain, or analgesics, have historically been placed into one of two general categories:

      o     narcotics, e.g., morphine, codeine, Demerol and Percodan; and

      o non-narcotic prostaglandin inhibitors, e.g., aspirin, acetaminophen, ibuprofen and COX-2 inhibitors.

While drugs in both of these categories are regularly used in the treatment of pain, their use has been limited because of various side effect profiles. In addition, administering these drugs for extended durations has been problematic. Although prostaglandin inhibitors have been used for the treatment of pain, particularly pain associated with inflammation, their efficacy is often limited to milder types of pain and they may display undesirable side effects relating to the gastrointestinal tract and the liver. Narcotics are also used to treat pain, but tolerance develops rapidly and higher doses eventually lead to physical dependence and additional side effects, including constipation and respiratory depression. Therefore, we believe patients with moderate to severe pain will benefit from the use of bicifadine. Based on clinical data to date patients are expected to experience pain relief comparable to that associated with a narcotic without the side effects normally associated with this class of drugs. According to IMS, a market research organization, U. S. sales in 2002 of narcotic and non-narcotic analgesics exceeded $5.7 billion.

About DOV

DOV is a biopharmaceutical company focused on the discovery, acquisition, development and commercialization of novel drug candidates for central nervous system and other disorders, including cardiovascular that involve alterations in neuronal processing. We have six product candidates undergoing clinical development that address therapeutic indications with significant unmet needs.

Cautionary Note

Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended, including statements regarding our expectations with respect to the progress of and level of expenses for our clinical trial programs. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

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      o     demonstrate the safety and efficacy of product candidates at each stage of development;

      o meet our development schedule for our product candidates, including with respect to clinical trial initiation, enrollment and completion;

      o meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

      o meet obligations and required milestones under our license and other agreements;

      o     obtain collaborations as required with pharmaceutical partners;

      o     obtain substantial additional funds;

      o     obtain and maintain all necessary patents or licenses; and

      o produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

Factors that may cause our actual results to differ materially from our forward-looking statements include (i) one or more of our product candidates could be shown to cause harmful side effects, (ii) one or more of our product candidates may not exhibit the expected therapeutic results, (iii) we or the FDA may suspend one or more of our clinical trials, (iv) patient recruitment may be slower than expected or patients may drop out of our clinical trials, (v) we may not receive regulatory approval for our product candidates or approval may be delayed, and (vi) our success depends on the performance of our licensees and collaborative partners who among other things may not fulfill their obligations to us. You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 15, 2004. We qualify all our forward-looking statements by these cautionary statements. There may be other factors that may materially affect our forward-looking statements and our future results. Readers should not, therefore, place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.